UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 29, 2013

Exact Name of Registrant as
Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

     On March 4, 2013, CalAmp Corp. (the “Company”) completed the acquisition (the “Acquisition”) of Wireless Matrix USA, Inc., a wholly-owned subsidiary of Wireless Matrix Corporation (“WRX”). The Company previously filed certain historical financial statements of WRX as well as certain pro forma financial information reflecting the Acquisition as part of an amendment to the Company’s Registration Statement on Form S-3 (File No. 333-185590) initially filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2012 (as amended, the “Registration Statement”). On October 28, 2013, the Company filed a request for withdrawal of the Registration Statement.

     The Company is filing this Current Report on Form 8-K in connection with the withdrawal of the Registration Statement (i) to refile certain audited WRX historical financial statements and pro forma financial information originally included in the Registration Statement and (ii) to file certain updated interim WRX historical financial statements and updated pro forma financial information, in each case as described in greater detail in Item 9.01 below.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of Ernst & Young LLP.

99.1	Audited financial statements of Wireless Matrix Corporation for the years ended April 30, 2012 and 2011 and as of May 1, 2010, including the auditors' report thereon of Ernst & Young LLP and the notes thereto.

99.2	Unaudited consolidated balance sheet of Wireless Matrix Corporation as of January 31, 2013 and the unaudited consolidated statements of loss and comprehensive loss, cash flows and shareholders’ equity for the nine months ended January 31, 2013 and 2012.

99.3	Unaudited pro forma condensed combined statement of income of CalAmp Corp. and Wireless Matrix Corporation for the year ended February 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

October 29, 2013	By:	/s/ Richard Vitelle
Date		Richard Vitelle
Executive Vice President and CFO
(Principal Financial Officer)